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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Amendment No. 4 to Registration Statement No. 333-136735 on Form S-1 of our report dated May 11, 2006 relating to the consolidated financial statements of Netlist, Inc. and subsidiaries appearing in the Prospectus, which is part of this Registration Statement, and of our report dated May 11, 2006 relating to the financial statement schedule appearing elsewhere in this Registration Statement.

        We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Corbin & Company, LLP

CORBIN & COMPANY, LLP

Irvine, California
November 20, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM